Exhibit 10.1

License Agreement

This License Agreement, made and entered into as of April 15, 2021 (“Agreement”), is by and between Catalyst Biosciences, Inc., a Delaware corporation, having a place of business located at 611 Gateway Blvd, Suite 710, South San Francisco, CA 94080 (“Licensee”) and SL 2T, LLC a Delaware limited liability company having a place of business located at Two Tower Place, South San Francisco, CA 94080 (“SmartLabs” or “Licensor”).

RECITALS

WHEREAS, SmartLabs has leased certain space located at Two Tower Place, South San Francisco, California 94080 (the “Building”) through a lease agreement (the “Lease”) between SmartLabs and AP3-SF3 CT NORTH, LLC, which was subsequently assigned to GNS NORTH TOWER, LP (“Landlord”); and

WHEREAS, Licensee desires to engage SmartLabs for certain services, as set forth below, for laboratory, research and development.

For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, accepted and agreed to, the parties agree as follows:

1.	License.

(a)

License Description.  SmartLabs grants to Licensee a non-transferable, non-assignable, revocable nonexclusive license (the “License”) to use Lab Suite 17A and Office Suite 17B located in the Building and more specifically detailed in the shaded portion of the floor plan attached to this Agreement as Exhibit 1 (the “Licensed Premises”) solely to: (i) use as office and laboratory space consistent with all applicable laws; (ii) conduct Licensee’s business; and (iii) collaborate with SmartLabs’ staff and other licensees in accordance with this Agreement.  The License shall also include access to use certain common areas of the Building as designated by SmartLabs (the “Shared Premises”), subject to SmartLabs’ reasonable rules and restrictions. Licensee shall accept the Licensed Premises and Shared Premises in their “as-is” conditions and SmartLabs shall have no obligation to alter, repair or otherwise prepare the Licensed Premises for Licensee’s use or to pay for, or provide any, improvements to the Licensed Premises. Licensee shall not use the Licensed Premises or Shared Premises for any use other than the foregoing, including but not limited to medical care or human clinical trials, without first obtaining written permission from SmartLabs, which SmartLabs may withhold in its sole discretion.

(b)

Scope of License.  The License shall not grant access to any space not specifically set forth in this Agreement.  Licensee understands and agrees that other licensee(s) may jointly occupy portions of the Building, including but not limited to the Shared Premises.  Licensee agrees to cooperate and coordinate with any other licensee(s) that occupies portions of the Building and that, other than the Licensed Premises, use of any other portion of the Building shall not be exclusive to Licensee. Sections 10, 11 and 13 below shall apply to any and all Claims (as defined below) arising out of, or in connection with, any other licensee(s), persons or entities using or occupying the Building.

4163-4155-0636.2

Exhibit 10.1

(c)

Occupants.  The License shall only grant Licensee, and no more than twenty-two (22) of Licensee’s members, employees or agents (collectively, “Occupants”), access to the Licensed Premises and Shared Premises; provided, however, that SmartLabs may grant access to additional Occupants (“Additional Occupants”) as set forth in Section 3 below.

2.	Term and Termination.

(a)

Term.  Unless terminated earlier in accordance with this Section 2, the term (“Term”) of this Agreement shall commence on May 1, 2021(“Term Commencement Date”) and expire on April 30, 2022 (“Expiration Date”).  Under no circumstance shall SmartLabs be liable to Licensee for failure to provide access to the Licensed Premises or Shared Premises on or before May 1, 2021, including but not limited to, failure due to an event of force majeure including, but not limited to, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, government actions or prohibitions or emergencies, disruptions arising from health or safety (including, but not limited to pandemic or epidemic), nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (collectively, a “Force Majeure”); provided, however, that if SmartLabs is unable to provide Licensee access to the Licensed Premises on or before May 1, 2021, the Term Commencement Date and Expiration Date shall be extended by the number of days SmartLabs is unable to provide access to the Licensed Premises.

(b)

Extension Option. Provided Licensee is not in breach of the Agreement, Licensee shall have an option to extend the Term for an additional six (6) month period commencing immediately upon the Expiration Date (“Extended Term”) upon the same terms as set forth herein, including the License Fee increase as set forth in Section 3(a). Licensee shall exercise the foregoing option by providing written notice to Licensor given no less than six (6) months prior to the Expiration Date. This option shall terminate if written notice is not timely given, time being of the essence.

(c)

Termination for Licensee Default.  SmartLabs may terminate this Agreement for “cause” if SmartLabs has provided written notice of a breach by Licensee of the terms of this Agreement and such breach is not cured within ten (10) days of such notice being sent to Licensee; provided, however, in the event any “cause” that endangers the health and/or safety of any other Building occupant and/or the Building itself, such failure shall be deemed “cause” if Licensee receives notice of the same (which may be oral) and fails to cure within 24 hours, whereas for the avoidance of doubt in such instances Licensor shall have the immediate right to terminate this License following such failure to cure within 24 hours. Such breaches shall include, but are not limited to: (i) Licensee’s violation of this Agreement or any applicable provisions of the Lease; (ii) Licensee’s failure to materially comply with any covenants contained herein; or (iii) Licensee’s use of the Licensed Premises or Shared Premises in violation of any rules and procedures promulgated by SmartLabs or Landlord.  If any such breach is not timely cured, and at any time thereafter, with or without notice or demand and without limiting SmartLabs in the exercise of any right or remedy that SmartLabs may have, SmartLabs may do any or all of the following

4163-4155-0636.2

Exhibit 10.1

by written notice to Licensee to the fullest extent permitted by applicable law: (A) terminate Licensee’s access to the Licensed Premises, or (B) terminate the License. In either instance, Licensee shall promptly remove all persons and property from the Licensed Premises.  In such event, SmartLabs shall have the immediate right to enter and remove all persons and property from the Licensed Premises and Shared Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Licensee, without SmartLabs being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that SmartLabs shall elect to so terminate this License, then SmartLabs shall be entitled to recover from Licensee all direct and indirect damages incurred by SmartLabs by reason of Licensee’s default, including, but not limited to, recovery of any broker’s fee paid by SmartLabs in relation to this Agreement and all reasonable attorneys’ fees.  Upon termination of this Agreement, the License shall expire and Licensee shall immediately remove all persons and property from the Licensed Premises and Shared Premises.  Under no circumstances shall SmartLabs or Landlord be liable for any alleged, purported, consequential, direct or indirect damages resulting from SmartLabs or Landlord terminating this Agreement.

3.	License Fee.

(a)

Base Fee.  Licensee shall pay a monthly license fee equal to $104,000.00 (“License Fee”), which Licensee shall pay in advance on or before the first day of each and every month during the Term by electronic payment to SmartLabs.  The License Fee shall be subject to a three and one half percent (3.5%) increase upon each anniversary of the Term Commencement Date.

(b)

Late Fee.  If any payment of the License Fee, or any other payment due under this Agreement, is not received by SmartLabs on or before the first day of each month, or when otherwise due, Licensee shall pay to SmartLabs a late payment charge equal to ten percent (10%) of the amount of such delinquent payment, in addition to any outstanding License Fee or any other payment due under this Agreement then owing.  Thereafter, Licensee shall pay eighteen percent (18%) interest on any outstanding sums due under this Agreement that remain unpaid.  The foregoing interest shall accrue from the date such payment is due until the date such payment is actually paid.

(c)

Additional Fees.  Licensee may request that SmartLabs grant access to Additional Occupants, provided that Licensee first (i) submits a written request to SmartLabs requesting Additional Occupants; (ii) Licensee receives written confirmation from SmartLabs granting access to Additional Occupants (which SmartLabs may withhold in its sole discretion); and (iii) Licensee pays, in addition to the License Fee, an amount equal to $1,500 per month for each Additional Occupant.

(d)

Security Deposit.  Licensee shall to pay a Security Deposit equal to $104,000.00 (“Security Deposit”). The purpose of the Security Deposit is to guarantee the full, prompt and faithful performance by Licensee of all of the terms, conditions, covenants, agreements, warranties and provisions of this Agreement to be performed, fulfilled or observed by Licensee hereunder, including but not limited to the payment of the License

4163-4155-0636.2

Exhibit 10.1

Fee and other charges.  If Licensee breaches any term or condition of this Agreement, said Security Deposit or any part thereof may be used to pay any such payment or perform any obligations of the Licensee, and the Licensee shall immediately replace the amount of the Security Deposit so used.  Said Security Deposit may be co-mingled with the SmartLabs’ other funds, need not be kept in a separate account, and SmartLabs shall not be required to pay interest on same.  SmartLabs shall return the balance of the Security Deposit to Licensee, less any amounts duly owed from Licensee to SmartLabs, within sixty (60) days after the end of Term, as extended from time to time.  SmartLabs, from time to time, may transfer the Security Deposit to any mortgagee or any grantee or grantees to be held by such mortgagee, grantee or grantees as the Security Deposit hereunder on the above terms, and upon such transfer to such mortgagee, grantee or grantees, SmartLabs thereupon shall be relieved from all further liability to the Licensee with respect to the Security Deposit, and Licensee thereafter shall look only to such mortgagee, grantee or grantees for the return of the Security Deposit.

(e)

Initial Payment.  Licensee shall pay, immediately upon executing this Agreement, an amount equal to the License Fee for the first month of the Term of this Agreement ($104,000.00), the License Fee for the last month of the Term of this Agreement ($104,000.00) and the Security Deposit.  As such, Licensee shall pay a total of $312,000.00 on or before the execution of this Agreement.

4.

Service Agreement.  SmartLabs agrees to provide to Licensee, during the entire Term of this Agreement, the services set forth in the Service Agreement attached hereto as Exhibit 2, except when prevented from providing same because of a Force Majeure. The License Fee shall cover and include the cost of the services set forth in the Service Agreement and, unless the scope of services requested by Licensee exceed those set forth in the Service Agreement, Licensee shall not be assessed any additional fees for services contained in the Service Agreement. The Service Agreement shall be governed by the terms of this Agreement and if there is any conflict between the covenants and representations contained in this Agreement and the Service Agreement, the terms of this Agreement shall prevail and be binding upon the parties.  SmartLabs shall not be liable for any failure to provide the services set forth in the Service Agreement to the extent such failure is beyond SmartLabs’ reasonable control.

5.

Common Areas.  Licensee hereby acknowledges that other licensees and/or occupants are occupying or may in the future occupy portions of the Building.  Licensee’s use of the Licensed Premises and Shared Premises, and access to and use of the common areas and any other services in connection with the Licensed Premises or this Agreement, shall be subject to any and all rules and procedures reasonably promulgated by SmartLabs and/or Landlord and delivered to Licensee from time to time.  Licensee’s compliance with such rules and procedures constitutes a material inducement to SmartLabs’ willingness to enter into this Agreement; any violation thereof shall constitute a material breach of this Agreement. Licensee shall not in any way obstruct or interfere with the rights of other licensees, occupants or users of the Building, nor shall it permit its employees, representatives, or contractors to do so.  SmartLabs shall use reasonable efforts to ensure that other licensees, occupants or users of the Building, do not and do not permit their employees, representatives, or contractors to unreasonably obstruct or interfere with the rights of Licensee under this Agreement.

4163-4155-0636.2

Exhibit 10.1

6.

Parking. During the Term, Licensee shall have a non-exclusive license to use fifteen (15) unreserved parking spaces on a "first-come, first-serve" basis, in common with other occupants of the Building and free of parking charges.  The parking spaces are located within or adjacent to the Building (the “Parking Facility”).  Licensee’s right to use the parking spaces is conditioned upon Licensee (a) abiding by any reasonable rules and regulations promulgated by SmartLabs or the Landlord (“Parking Rules and Regulations”) and (b) ensuring that Licensee’s employees, Occupants and visitors also comply with the Parking Rules and Regulations.  Licensee’s rights hereunder are subject to SmartLabs’ rights under the Lease, including but not limited to the Landlord’s right to change the size, configuration, design, layout, location and all other aspects of the Parking Facility (including without limitation, implementing paid visitor parking).

7.

Modifications to Licensed Premises.  Licensee shall not make any modification to the Licensed Premises without SmartLabs’ prior written approval, which approval may be withheld or conditioned in SmartLabs’ sole discretion.   Licensee shall bear the cost of any approved modifications to the Licensed Premises.  All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, paid for or installed by Licensee in the Licensed Premises will be and remain the property of Licensee and may be removed by Licensee at any time, provided that Licensee, at its expense, shall repair any damage to the Licensed Premises caused by such removal or by the original installation.  Licensee shall remove all of Licensee’s personal property at the expiration of the Term of this Agreement or sooner termination of this Agreement, in which event the removal shall be done at Licensee’s expense and Licensee, prior to the end of the Term of this Agreement or upon sooner termination of this Agreement, shall repair any damage to the Licensed Premises caused by its removal.

Notwithstanding the foregoing, SmartLabs has agreed to install a wall separating the tissue culture room, and to install an additional sink and safety shower as set forth in Exhibit 1-A (“Approved Initial Modifications”).  Licensee understands that the Approved Initial Modifications will not be completed on or before the Term Commencement Date, provided, however, that SmartLabs shall use commercially reasonable efforts to complete the Approved Initial Modifications as soon as is reasonably practicable.  Licensee shall bear the cost of the Approved Initial Modifications, which is currently estimated at Eight Thousand Dollars ($8,000.00), and shall pay the same to SmartLabs upon substantial completion of the Approved Initial Modifications.

8.

Hazardous Materials.  Licensee shall strictly comply with all Environmental Laws to the extent such provisions relate to the Licensed Premises during the Term of this Agreement and are the obligation of Licensee under this Agreement (and not the obligation of SmartLabs with respect to provision of services described on Exhibit 2).  For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by Licensee or Licensee’s Occupants into the air, surface water, sewers, soil or groundwater of any Hazardous Material (defined below) whether within or outside the Licensed Premises, including, without limitation

4163-4155-0636.2

Exhibit 10.1

(i) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (ii) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (iii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and (iv) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq.. Licensee, at its sole cost and expense, shall comply with (a) Environmental Laws, and (b) any rules, requirements and safety procedures of the California Environmental Protection Agency (“CalEPA”), the city in which the Building is located, and any insurer of the Building or the Licensed Premises with respect to Licensee’s use, storage and disposal of any Hazardous Materials.  Notwithstanding anything in this Agreement to the contrary, Licensee shall have no liability to SmartLabs or responsibility under this Agreement for any Hazardous Materials in, on, under or about the Licensed Premises that were not released, discharged, stored or introduced by Licensee or its agents. Licensee understands and agrees that SmartLabs must decontaminate the Licensed Premise prior to Licensee vacating same and therefore Licensee shall fully cooperate with SmartLabs in the aforementioned decontamination, which may include Licensee ceasing its operations and/or removing personal property prior to the expiration of the Term. The term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material, waste or petroleum derivative which is or becomes regulated by any Environmental Law or which is designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law.  Licensee shall follow all of SmartLabs’ Environmental Health and Safety (“EH&S”) guidelines and requirements, which may be modified from time to time.

9.

Fire, Other Casualty; Eminent Domain.  In the event of a fire or other casualty affecting the Building or the Licensed Premises, or a taking of all or a part of the Building or Licensed Premises under the power of eminent domain, (i) SmartLabs shall not have any obligation to repair or restore the Licensed Premises, alterations or personal property; (ii) Licensee shall be entitled only to a proportionate abatement of the License Fee during the time and to the extent the Licensed Premises are unfit for the purposes permitted under this Agreement and not used by Licensee as a result thereof; (iii) Licensee shall not, by reason thereof, have a right to terminate this Agreement unless the Lease shall be terminated; and (iv) SmartLabs and Landlord reserve the right to terminate this Agreement in connection with any right granted to either SmartLabs or Landlord under the Lease whether or not the Licensed Premises is damaged or the subject of a taking.  In the event SmartLabs or Landlord exercises the right to terminate the Lease as the result of any such fire, casualty or taking, (a) SmartLabs shall provide Licensee with a copy of the relevant termination notice and this Agreement shall terminate on the date upon which the Lease terminates and (b) Licensee shall immediately pay to SmartLabs all of Licensee’s insurance proceeds relating to all alterations.

10.

Limit of Liability.  Notwithstanding anything to the contrary contained in this Agreement, Landlord, SmartLabs, their respective, members, officers, directors, employees, agents, servants, lenders, mortgagees, ground lessors beneficiaries and contractors (collectively, the “SmartLabs Parties”), shall not be liable for any damages or injury to person or property or resulting from the loss of use thereof sustained by Licensee or anyone having claims through or on behalf of Licensee, based on, arising out of, or resulting from, any cause whatsoever, including any due to the Building becoming out of repair, or due to the occurrence of any accident or event in or about the Building, or due to any act or neglect of any tenant or occupant

4163-4155-0636.2

Exhibit 10.1

of the Building or any other person.  Notwithstanding the foregoing provision of this Section, SmartLabs Parties shall not be released from liability to Licensee for any physical injury to any natural person caused by SmartLabs Parties’ gross negligence or willful misconduct to the extent such injury is not covered by insurance either carried by Licensee (or such person) or required by this Agreement to be carried by Licensee; provided that SmartLabs Parties shall not, under any circumstances, be liable for any exemplary, punitive, consequential or indirect damages (or for any interruption of or loss to business).  Notwithstanding anything to the contrary set forth in this Agreement, if Licensee or anyone having claims through or on behalf of Licensee is awarded a judgment or other remedy against SmartLabs Parties, the recourse for satisfaction of the same shall be limited to execution against SmartLabs’ interest in the Building.  No other asset of SmartLabs Parties’ shall be available to satisfy, or be subject to, such judgment or other remedy, nor shall any such person be held to have any personal liability for satisfaction or any claim or judgment.

11.

Waiver of Claims.  Licensee hereby releases and waives any and all claims against the SmartLabs Parties for injury or damage to person, property or business of every kind, nature and description, sustained in or about the Building or the Licensed Premises by Licensee or anyone claiming under Licensee, other than by reason of gross negligence or willful misconduct of the SmartLabs Parties and except as provided herein or in any case which would render this release and waiver void under applicable law.

12.	Insurance. Licensee shall procure insurance as set forth in the Insurance Requirements attached hereto as Exhibit 3.

(a)

Subrogation.  Licensee and its insurers hereby waive any and all rights of recovery or subrogation against the SmartLabs Parties with respect to any Claims (as defined below) howsoever caused, that are covered or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder.  If necessary, Licensee shall endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the SmartLabs Parties for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers.  Such waivers shall continue so long as Licensee’s insurers so permit.  Any termination of such a waiver shall be by written notice to SmartLabs.  Licensee, upon obtaining the policies of insurance required or permitted hereunder, shall give notice to its insurance carriers that the foregoing waiver of subrogation is contained in herein.  If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then Licensee shall notify SmartLabs of such conditions.  SmartLabs and its insurers hereby waive any and all rights of recovery or subrogation against the Licensee with respect to any Claims (as defined below) howsoever caused, that are covered or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder.

(b)

Assumption of Risk.  Licensee assumes the risk of damage, and subject to the waiver of subrogation contained in Section 12(a) above, shall be liable for any damage caused to, any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and the SmartLabs Parties shall not be liable for injury to Licensee’s business or any loss of

4163-4155-0636.2

Exhibit 10.1

income therefrom, relative to such damage.  Licensee shall, at Licensee’s sole cost and expense, carry such commercially reasonable insurance as Licensee desires for Licensee’s protection with respect to personal property of Licensee or business interruption.

13.

Indemnification.  Licensee shall indemnify, defend (by counsel acceptable to SmartLabs), release, protect and hold the SmartLabs Parties harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature that arise before, during or after the Term, arising out of or related to: (i) the use or occupancy of the Licensed Premises or Shared Premises by Licensee or its Occupants or anyone claiming by, through or under Licensee; (ii) the failure by Licensee or anyone claiming by, through or under Licensee to comply with any term, condition, or covenant of this Agreement or the Lease, including, without limitation, Licensee’s obligation to surrender the Licensed Premises in the condition herein required; (iii) the negligence or willful misconduct of Licensee, its agents or anyone claiming by, through or under Licensee; (iv) the existence of Hazardous Materials on, under or about the Licensed Premises to the extent caused, stored, released, discharged or introduced by Licensee or its agents; (v) the death of or injury to any person or damage to any property in the Licensed Premises; or (vi) the death of or injury to any person or damage to any property on or about the Building to the extent caused by the negligence, recklessness or willful misconduct of Licensee or its agents.

14.	Assignment.

(a)

No Assignment.  Licensee cannot and shall not assign, encumber or transfer this Agreement, or any part of it, or its right or interest in it, without SmartLabs’ prior written approval. SmartLabs may assign this Agreement.

(b)

Prohibited Transfers.  Notwithstanding any other provision contained in this Agreement to the contrary, Licensee shall not knowingly, after reasonable inquiry, transfer or permit the transfer of any legal or beneficial interest in Licensee to, or assign, sublicense or otherwise transfer all or any portion of its interest under this Agreement or in all or any portion of the Licensed Premises to, or enter into any sublicense or other use or occupancy agreement to, any:

i.

Person (or any Person whose operations are directed or controlled by a Person) that has been convicted of or has pleaded guilty in a criminal proceeding to a felony or that is an ongoing target of a grand jury investigation convened pursuant to applicable statutes concerning organized crime;

ii.

Person organized in or controlled from a country, the activities with respect to which are regulated or controlled pursuant to the following laws and the regulations or executive orders promulgated thereunder: (A) the Trading with the Enemy Act of 1917, 50 U.S.C. App. §1, et seq., as amended; (B) the International Emergency Economic

4163-4155-0636.2

Exhibit 10.1

Powers Act of 1976, 50 U.S.C. §1701, et seq., as amended; or (C) the Anti-Terrorism and Arms Export Amendments Act of 1989, codified at Section 6(j) of the Export Administration Act of 1979, 50 U.S.C. App. §2405W, as amended; or

iii.

Person with whom Landlord or SmartLabs is restricted from doing business under either (A) Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001 (as amended or supplemented from time to time, the “Executive Order”), or (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756; as amended, from time to time, the “Patriot Act”), or (C) the regulations of the United Stated Department of the Treasury Office of Foreign Assets Control (including, without limitation, those Persons named on the list of “Specially Designated Nationals and Blocked Persons” as modified from time to time), or other governmental action; or

iv.	Affiliate of any of the Persons described in the preceding paragraphs (i), (ii) or (iii).

As used herein, “Person” shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits; “Affiliate” shall mean, with respect to any Person, (i) in the case of any such Person which is an Entity, any partner, shareholder, member or other owner of such Entity, provided that such partner, shareholder, member or other owner owns more than fifty percent (50%) of the Equity Interests of such Entity, and (ii) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or with respect to one or more of the Persons referred to in the preceding clause (i); “Equity Interest” shall mean with respect to any Entity, (i) the legal (other than as a nominee) or beneficial ownership of outstanding voting or non-voting stock of such Entity if such Entity is a business corporation, a real estate investment trust or a similar entity, (ii) the legal (other than as a nominee) or beneficial ownership of any partnership, membership or other voting or non-voting ownership interest in a partnership, joint venture, limited liability company or similar entity, (iii) a legal (other than as a nominee) or beneficial voting or non-voting interest in a trust if such Entity is a trust and (iv) any other voting or nonvoting interest that is the functional equivalent of any of the foregoing; “Parent” shall mean, with respect to any Subsidiary, any Person which owns directly or indirectly through one or more Subsidiaries the entire Equity Interest in such Subsidiary; and “Subsidiary” shall mean, with respect to any Parent, any Entity in which a Person owns, directly or indirectly through one or more Subsidiaries, the entire Equity Interest in such Subsidiary.

15.	Miscellaneous.

(a)

Attorneys’ Fees. In the event of any litigation or arbitration between Licensee and SmartLabs, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Agreement, the non‑prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not  the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an

4163-4155-0636.2

Exhibit 10.1

assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by other party of its claim or defense, final decision after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and cost incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

(b)

Brokerage.  Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this Agreement other than Newmark (“Broker”), and, in the event of any brokerage claims asserted against SmartLabs predicated upon prior dealings with Licensee, Licensee agrees to defend the same and indemnify SmartLabs against any such claim (except any claim by Broker).

(c)

Authority.  Each person executing this Agreement on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

(d)	Captions. All captions and headings in this Agreement are for the purposes of reference and convenience and shall not limit or expand the provisions of this Agreement.

(e)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.

(f)

Entire Agreement.  This Agreement contains all of the covenants, conditions and agreements between the parties concerning the Licensed Premises, and shall supersede any and all prior correspondence, agreements and understandings concerning the Licensed Premises, both oral and written.  No addition or modification of any term or provision of this Agreement shall be effective unless set forth in writing and signed by both SmartLabs and Licensee.

(g)	Notices. Any notice required or permitted under this Agreement shall be effective if in writing and delivered to the other party at the following address.

SMARTLABSLICENSEE

40 Guest StreetTwo Tower Place

Boston, Massachusetts  02135South San Francisco, CA  94080

Attn:  Legal DepartmentAttn: Faisal Shawwa

(h)

Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of California.  The parties hereby consent, in addition to the arbitration provision below, to the personal jurisdiction and venue of any state or federal court located in the county in which the Building is located and any successor court, and the service or process by any means authorized by such court.

4163-4155-0636.2

Exhibit 10.1

Notwithstanding the foregoing, SmartLabs may elect to, upon written notice to Licensee, submit any dispute arising hereunder (including but not limited to any claim that all or some of this Agreement is invalid, illegal or otherwise voidable or void) to binding arbitration.  Upon SmartLabs’ exercise of its foregoing rights, arbitration shall be submitted to and determined in binding arbitration in Boston, Massachusetts, under the Rules for Commercial Arbitration of the American Arbitration Association (“AAA”). This arbitration provision shall survive the expiration or earlier termination of this Agreement and such arbitration shall be held in Boston, Massachusetts. The arbitration shall be conducted by a single neutral arbitrator. The arbitrator shall be appointed by the AAA under the Rules for Commercial Arbitration of AAA. The decision rendered by the arbitrator shall be final and binding upon the parties and may be entered as a judgment in, and enforced by, any court of competent jurisdiction.

(i)

Exhibits. All exhibits and any schedules or riders attached to this Agreement are incorporated herein by this reference and made a part hereof, and any reference in the body of the Agreement or in the exhibits, schedules or riders to the Agreement shall mean this Agreement, together with all exhibits, schedules and riders.

(j)

Waiver of Trial by Jury.  LICENSEE HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE UNDER APPLICABLE LAW TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE WITH ANY SMARTLABS PARTIES ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH THIS AGREEMENT OR THE LICENSED PREMISES.

(k)

Successors and Assigns.  Subject to the provisions of this Agreement relating to assignment and subletting, this Agreement shall be binding upon, and shall inure to the benefit of the parties’ respective representatives, successors and assigns.

(l)

Relationship of Parties.  Nothing in this Agreement shall be deemed to create any joint venture or principal-agent relationship or partnership between any of the parties hereto, and no party is authorized to, and no party shall, act toward third parties or the public in any manner that would indicate any such relationship.

(m)

Access.  SmartLabs may enter the Licensed Premises at any time, in accordance with the revocable, non-exclusive, non-transferable, non-assignable license granted herein. Notwithstanding the foregoing, Landlord and SmartLabs reserve the right to enter the Licensed Premises upon reasonable prior written or oral notice to Licensee (except that in case of emergency no notice shall be necessary) in order to inspect the Licensed Premises and/or the performance by Licensee of the terms of this Agreement or to exercise SmartLabs’ rights or perform SmartLabs’ obligations hereunder.

(n)

Force Majeure. Except for monetary obligations, the required time for performance of obligations of each party to this Agreement shall be subject to extension by a party if such party is prevented from performing such obligation as a result of an event of Force Majeure, provided that any party whose performance is delayed by Force Majeure must use commercially reasonable efforts to minimize any such delay and any effects of such delay.

4163-4155-0636.2

Exhibit 10.1

(o)

Lease Matters.  SmartLabs represents and warrants to Licensee that no consent of the Landlord under the Lease is required for the execution of this Agreement or the performance of SmartLabs’ obligations and the exercise of Licensee’s rights under this Agreement.  SmartLabs covenants to maintain the Lease in full force and effect for the Term of this Agreement.

LICENSEE UNDERSTANDS AND ACKNOWLEDGES THAT THIS AGREEMENT DOES NOT GRANT ANY INTEREST IN REAL PROPERTY. RIGHTS UNDER THIS AGREEMENT ONLY CONSTITUTE A LICENSE FOR USE OF THE LICENSED PREMISES AND DO NOT INVOLVE THE GRANT OF ANY INTEREST IN REAL ESTATE.  LICENSEE SPECIFICALLY DISCLAIMS ANY RIGHTS TO SUMMARY PROCESS AND, PROVIDED THAT SMARTLABS COMPLIES WITH ALL OBLIGATIONS (INCLUDING WITHOUT LIMITATION NOTICE AND CURE REQUIREMENTS) HEREUNDER, EXPLICITLY PERMITS SMARTLABS TO USE SELF-HELP REMEDIES PROVIDED THAT SUCH SELF-HELP REMEDIES DO NOT BREACH THE PEACE.

IN WITNESS WHEREOF, SmartLabs and Licensee have duly executed this Agreement as of the day and year first above written.

SMARTLABS:LICENSEE:

/s/ Cole Young_________________ /s/ Nassim Usman_________________

By: Cole YoungBy:  Nassim Usman

Title: Corporate CounselTitle: President & CEO

LICENSEE:

/s/ Clinton J. Musil_______________

By:  Clinton J. Musil

Title:  Chief Financial Officer

4163-4155-0636.2